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                                                                   EXHIBIT 99.4

                     DOSKOCIL MANUFACTURING COMPANY, INC.

                               OFFER TO EXCHANGE
                  10 1/8% SENIOR SUBORDINATED NOTES DUE 2007,
                       WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED
                          FOR ANY AND ALL OUTSTANDING
                  10 1/8% SENIOR SUBORDINATED NOTES DUE 2007

TO OUR CLIENTS:

  Enclosed for your consideration is a Prospectus, dated                     ,
1997 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Doskocil Manufacturing Company, Inc. (the "Company") to exchange its 10 1/8% Senior Subordinated Notes Due 2007, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for any and all outstanding 10 1/8% Senior Subordinated Notes Due 2007 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated September 19, 1997, by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and Nationsbanc Capital Markets, Inc.

  This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on            , 1997, unless extended by the Company. Any
Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to the condition that the Exchange Offer not violate any applicable law, policy or interpretation of the staff of the Securities and Exchange Commission.

    3. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1997, unless extended by the Company.

  If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.
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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Doskocil Manufacturing Company, Inc. with respect to the Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Notes held by you for my account as indicated below:

                                                 AGGREGATE PRINCIPAL
                                                 AMOUNT OF OLD NOTES
                                       ---------------------------------------

10 1/8% Senior Subordinated Notes
Due 2007.............................
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[_]Please do not tender any Old
  Notes held by you for my account

Dated:                , 1997
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                                                      Signature


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                                                  Please print name

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                                                       Address

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                                           Area Code and Telephone Number

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                                            Tax Identification Number or
                                               Social Security Number

  None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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